UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 2, 2005

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XSTREAM BEVERAGE NETWORK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	33-30158A	62-1386351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N.W. 15 Avenue, Bay A, Fort Lauderdale, Florida 33309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   954-598-7997

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Our subsidiary, Beverage Network of Massachusetts, Inc. was named as a party in a legal proceeding filed by Kraft Foods, Inc. in the Superior Court of the County of Middlesex, Commonwealth of Massachusetts with respect to Civil Docket Number MICV2005-02503. For financial reasons we were unable to contest the plaintiff’s claims and on August 26, 2005 a default order was entered in favor of Kraft Foods, Inc. against Beverage Network of Massachusetts, Inc. On October 4, 2005 Beverage Network of Massachusetts, Inc. was served with an execution order in the amount of $91,902.44, which includes costs.

Under the terms of the Secured Convertible Term Note issued by us to Laurus Master Fund, Ltd. in May 2004, this judgment constituted an event of default. As security for this note we have granted a security interest to Laurus Master Fund, Ltd. in all of our assets, the obligations under the secured convertible term note have been guaranteed by our subsidiaries, and we have pledged the stock of all of our current and any future subsidiaries acquired by us during the term of the secured convertible term note. At September 30, 2005, the outstanding principal balance due under this Secured Convertible Term Note was $2,771,355. As a result of this default, Laurus Master Fund, Ltd. is entitled to immediately accelerate the due date of the note, and we would owe Laurus Master Fund, Ltd. 125% of the outstanding principal amount of the note plus accrued and unpaid interest and fees which, as of October 27, 2005, would total $3,694,275. If demand is made by Laurus Master Fund, Ltd. and we are unable to pay this amount within five days, Laurus Master Fund, Ltd. would be entitled to foreclose on the security and seek to take control of our assets. We are advising Laurus Master Fund, Ltd. in writing of the event of default. We do not know at this time what action, if any, Laurus Master Fund, Ltd. may take.

The event of default under the Secured Convertible Term Note has triggered an event of default under unsecured promissory notes in the aggregate principal amount of $2,447,500 which we issued to an aggregate of 34 purchasers in a private placement of our securities between June and September, 2005. At the option of the holders of greater than 50% of the face amount of these outstanding notes, the notes will become immediately due and payable. It is our intent to advise these note holders in writing of the occurrence of the event of default. We do not know at this time what action, if any, the note holders may take.

On September 12, 2005 we received a notice of default under the terms of two secured promissory notes issued by us to investors in the aggregate principal amount of $300,000. These notes were due and payable by us on September 1, 2005. As collateral for these notes we pledged 100,000 shares of our common stock and Theodore Farnsworth, our CEO, pledged 100,000 shares of our common stock owned by him. The note holders are demanding payment of $328,813.50. As we have been unable to pay these amounts, the note holders are entitled to foreclose on the collateral at any time. The default under these notes has created another event of default under the Secured Convertible Term Note due Laurus Master Fund, Ltd. as well as under the unsecured promissory notes in the principal amount of $2,447,500.

On September 29, 2005 we received a notice of default from Morris Stodard and Master Distributors, Inc. under the terms of an unsecured promissory note issued in connection with our purchase of Master Distributors, Inc. as well as under an employment agreement with Mr. Stodard. The note holder is demanding payment of $517,735 which he asserts is the amount of outstanding principal and interest due under the note, as well as amounts due under the employment agreement. The default under this note has created another event of default under the Secured Convertible Term Note due Laurus Master Fund, Ltd. as well as under the unsecured promissory notes in the principal amount of $2,447,500.

Item 8.01

Other Events.

On June 23, 2005 Hansen Beverage Company, one of the third party brand beverage suppliers to our subsidiary Beverage Network of Maryland, Inc., gave us written notice of its intention not to renew the distribution agreement between Hansen and Beverage Network of Maryland for the Monster brand of energy drinks. As settlement, on September 15, 2005 Hansen agreed to pay Beverage Network of Maryland approximately $113,211 and awarded Beverage Network of Maryland with a distribution license agreement for the following products, all under the Hansen trademark:

                              •          Hansen Energy, Original Formula

                              •          Energy Pro

                              •          Energy Water

                              •          Signature Sodas

                              •          Gold Standard Teas

                              •          Hansen Smoothies

The license agreement has an initial term ending on December 31, 2005 and renews automatically for further renewal periods of one calendar year unless Beverage Network of Maryland is in breach of certain specified defaults that are normal in such agreements. Hansen offset certain receivables from Beverage Network of Maryland against the settlement amount which resulted in a net payment to Beverage Network of Maryland from Hansen of approximately $36,000.

In March of 2004, we contracted with Florida Employer Solutions Inc. to handle our company’s payroll, payroll added costs and certain other employee benefits such as health insurance. The collection and payment of payroll taxes was an integral part of this service. In June 2005, we were informed by the Internal Revenue Service that we were in default of certain payroll tax related payments, which monies had been paid by us to Florida Employer Solutions for tax payment purposes. Florida Employer Solutions has admitted to us and to the IRS that they had not made the mandatory payments when due and have agreed to repay all monies owed to the IRS in this regard. We believe that the total amount due to the IRS is approximately $175,000, which includes unpaid taxes as well as interest and penalties. In September 2005 we filed a complaint in the 17th Judicial Circuit in and for Broward County, Florida against Florida Employer Solutions, Inc. and Luis Ferrer and Maria G. Legarda, officers of Florida Employer Solutions. Our complaint alleges breach of contract, fraud, conversion, violation of the Florida Unfair and Deceptive Trade Practices Act and unjust enrichment and seeks judgment against Florida Employer solutions for all damages interests and costs.

We have been advised by our attorneys handling this matter that Florida Employer Solutions Inc. is organizing an initial settlement payment of approximately $100,000 that will be used to satisfy the tax portion of the liability due the IRS. We have been further advised by our attorney handling this matter that given the circumstances surrounding the non-payment of the taxes that the IRS may waive the penalties but require that the interest due be paid; accordingly, the proceeds to be received from Florida Employment Solutions and its directors should be sufficient to fund a substantial portion of this tax liability. We are vigorously pursuing settlement in full from Florida Employer Solutions Inc. and its directors at which time the tax lien filed against us by the IRS will be vacated.

Our subsidiary, Beverage Network of Massachusetts, Inc. was named as a party in a legal proceeding filed by Fuze Beverage, LLC in the Superior Court for the County of Middlesex, Commonwealth of Massachusetts with respect to Civil Docket Number MICV2005-01392. For financial reasons we were unable to contest the plaintiff’s claims and on May 27, 2005 a default order was entered in favor of Fuze Beverage, LLC against Beverage Network of Massachusetts, Inc. The court has entered a judgment against us in the amount of $36,873.33.

On October 24, 2005 our principal offices in Fort Lauderdale Florida were extensively damaged by Hurricane Wilma. The offices also included the operational warehouse for Total Beverage Network, our South Florida Distribution subsidiary. The premises were rendered uninhabitable and we suffered wind and water damage to our office fittings and computer equipment damage. We have not been able to quantify the damage to date but have contacted FEMA and our insurance company regarding the claim. We are seeking new offices and operations facilities and in the meantime, the company is operating from temporary offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XSTREAM BEVERAGE NETWORK, INC..

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, CEO

Date: November 2, 2005

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